UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 19, 2015

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CLARENDON HOUSE

2 CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2015, at the Annual General Meeting of Shareholders (the “Annual Meeting”) of Helen of Troy Limited (the “Company”), the shareholders of the Company approved the Company’s Amended and Restated 2008 Stock Incentive Plan (the “Restated Plan”). The Restated Plan amends and restates the Helen of Troy Limited 2008 Stock Incentive Plan (the “2008 Stock Plan”) as follows:

•                  to amend the performance goals under the 2008 Stock Plan;

•                  to change the acceleration of awards based on a Change of Control (as defined in the 2008 Stock Plan) from a “single trigger” to a “double trigger”;

•                  to increase flexibility of the Compensation Committee of the Company’s Board of Directors to make adjustments or take other actions with respect to awards in response to business combinations, reorganizations or similar events;

•                  to expressly permit the Company to grant awards under the Restated Plan in substitution for stock and stock-based awards held by persons who become employees of the Company or its affiliates in connection with a business combination with the Company;

•                  to provide that if common shares of the Company are issued pursuant to a pre-existing plan of a company acquired by (or combined with) the Company or an affiliate or in assumption or substitution for any outstanding awards of any entity acquired (or combined with) the Company or an affiliate, such common shares will not reduce the common shares authorized for grant under the Restated Plan; and

•                  to make certain administrative changes and to clarify certain other matters and make conforming changes as set forth in the Restated Plan.

Further description of the material terms and conditions of the Restated Plan is included in “Proposal 3:  Approval of the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan” of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on June 29, 2015, which is incorporated by reference herein.

The foregoing description of the Restated Plan is not a complete description of all of the parties’ rights and obligations under the Restated Plan and is qualified in its entirety by reference to the text of the Restated Plan, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On August 19, 2015, the Company held its Annual Meeting. The following proposals were submitted to a vote of the shareholders of the Company at the Annual Meeting:

1.                                      Setting of the number of director positions at eight and the election of the eight nominees to the Company’s Board of Directors.

2.                                      An advisory vote on the Company’s executive compensation.

3.                                      Approval of the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan.

4.                                      Ratification of the appointment of Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and the authorization of the Company’s Audit Committee of the Board of Directors to set the auditor’s remuneration.

Board of Director Election Results

The Company’s eight nominees for director were each elected to serve a one-year term. The votes for each director were as follows:

Name:	For	Against	Abstain	Broker Non-Votes
Gary B. Abromovitz	25,097,801	251,842	6,579	1,797,742
John B. Butterworth	25,120,064	228,179	7,979	1,797,742
Alexander M. Davern	25,170,904	178,734	6,584	1,797,742
Timothy F. Meeker	25,106,793	242,480	6,949	1,797,742
Julien R. Mininberg	25,150,529	199,014	6,679	1,797,742
Beryl B. Raff	25,179,280	168,888	8,054	1,797,742
William F. Susetka	25,168,793	179,975	7,454	1,797,742
Darren G. Woody	25,102,921	245,322	7,979	1,797,742

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved, having received the following votes:

For	Against	Abstain	Broker Non-Votes
24,751,787	513,254	91,181	1,797,742

Approval of the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan

The proposal to approve the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan was approved, having received the following votes:

For	Against	Abstain	Broker Non-Votes
24,367,831	959,594	28,797	1,797,742

Ratification of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP to serve as the Company’s auditor and independent registered public accounting firm and to authorize the Company’s Audit Committee of the Board of Directors to set the auditor’s remuneration was approved. The votes were cast as follows:

For	Against	Abstain
26,779,627	355,387	18,950

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

10.1	Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: August 25, 2015	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan.